UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017

MACOM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts		01851
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 656-2500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 19, 2017 (the “Amendment Date”), MACOM Technology Solutions Holdings, Inc. (the “Company”) entered into two amendments to its credit agreement dated as of May 8, 2014 (as previously amended, restated, supplemented or modified from time to time, the “Credit Agreement”), among the Company, Morgan Stanley Senior Funding, Inc. and the other lenders party thereto and Goldman Sachs Bank USA, as the administrative agent (in such capacity, the “Administrative Agent”), collateral agent, swing line lender and L/C issuer.

Pursuant to the Second Refinancing Amendment, dated as of the Amendment Date (the “Second Refinancing Amendment”), among the Company, Morgan Stanley Senior Funding, Inc. and the other term lenders party thereto and the Administrative Agent, the Company’s existing term B loans were refinanced in full with a new tranche of term B loans. The new tranche of term B loans will mature seven years from the Amendment Date and bear interest at a reduced interest rate. The new tranche of term B loans will bear interest at: (i) for LIBOR loans for any interest period, a rate per annum equal to the LIBOR rate as determined by the administrative agent, plus an applicable margin of 2.25%; and (ii) for base rate loans, a rate per annum equal to the greater of (a) the prime rate quoted in the print edition of the Wall Street Journal, Money Rates Section, (b) the federal funds rate plus one-half of 1.00% and (c) the LIBOR rate applicable to a one-month interest period plus 1.00% (but, in each case, not less than 1.00%), plus an applicable margin of 1.25%. The new tranche of term B loans were issued with an original issue discount of 0.50%. The Company paid a call protection premium equal to 1.00% of the aggregate principal amount of term B loans that were refinanced pursuant to the Second Refinancing Amendment.

Pursuant to the Second Incremental Term Loan Amendment, dated as of the Amendment Date (the “Second Incremental Term Loan Amendment”), among the Company, Morgan Stanley Senior Funding, Inc., as the initial lender, and the Administrative Agent, the Company incurred $100,000,000 of incremental term B loans on the same terms as the new tranche of term B loans incurred pursuant to the Second Refinancing Amendment. The incremental term B loans were issued with an original issue discount of 0.50%.

The foregoing descriptions of the Second Refinancing Amendment and the Second Incremental Term Loan Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of such amendments, which are filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Refinancing Amendment, dated as of May 19, 2017, by and among MACOM Technology Solutions Holdings, Inc., Morgan Stanley Senior Funding, Inc. and the other term lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.

10.2	Second Incremental Term Loan Amendment, dated as of May 19, 2017, by and among MACOM Technology Solutions Holdings, Inc., Morgan Stanley Senior Funding, Inc., as the initial lender, and Goldman Sachs Bank USA, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: May 19, 2017	By:	/s/ Robert J. McMullan
Robert J. McMullan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Refinancing Amendment, dated as of May 19, 2017, by and among MACOM Technology Solutions Holdings, Inc., Morgan Stanley Senior Funding, Inc. and the other term lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.

10.2	Second Incremental Term Loan Amendment, dated as of May 19, 2017, by and among MACOM Technology Solutions Holdings, Inc., Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA, as Administrative Agent.